Exhibit 2





                              AGREEMENT AND PLAN OF
                                 REORGANIZATION

                                     between

                            THE SOMERSET GROUP, INC.

                                       and

                            FIRST INDIANA CORPORATION

                                 April 19, 2000

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                                                 TABLE OF CONTENTS

Article I....................................................................-1-
         Certain Definitions; Interpretation.................................-1-
                  1.01     Certain Definitions...............................-1-
                  1.02     Interpretation....................................-7-

Article II...................................................................-7-
         The Merger..........................................................-7-
                  2.01     The Merger........................................-7-
                  2.02     Reservation of Right to Revise Structure..........-8-
                  2.03     Effective Time....................................-8-
                  2.04     Accounting Treatment..............................-9-

Article III..................................................................-9-
         Consideration.......................................................-9-
                  3.01     Consideration.....................................-9-
                  3.02     Rights as Shareholders; Stock Transfers..........-11-
                  3.03     Fractional Shares................................-11-
                  3.04     Exchange Procedures..............................-11-
                  3.05     Anti-Dilution Adjustments........................-13-
                  3.06     Stock Options....................................-13-

Article IV..................................................................-14-
         Actions Pending the Merger.........................................-14-
                  4.01     Forbearances of Somerset.........................-14-
                  4.02     Forbearances of First Indiana....................-17-

Article V...................................................................-17-
         Representations and Warranties.....................................-17-
                  5.01     Disclosure Schedules.............................-17-
                  5.02     Standard.........................................-18-
                  5.03     Representations and Warranties of Somerset.......-18-
                  5.04     Representations and Warranties of First Indiana..-28-

Article VI..................................................................-33-
         Covenants..........................................................-33-
                  6.01     Reasonable Best Efforts..........................-33-
                  6.02     Shareholder Approvals............................-33-
                  6.03     Registration Statement...........................-33-
                  6.04     Press Releases...................................-34-

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                  6.05     Access; Information..............................-35-
                  6.06     Acquisition Proposals............................-35-
                  6.07     Affiliate Agreements.............................-36-
                  6.08     NASDAQ Listing...................................-36-
                  6.09     Regulatory Applications..........................-36-
                  6.10     D & O Indemnification and Insurance..............-37-
                  6.11     Accountants' Letters.............................-37-
                  6.12     Notification of Certain Matters..................-38-
                  6.13     Employee Matters.................................-38-

Article VII.................................................................-39-
         Conditions to Consummation of the Merger...........................-39-
                  7.01     Conditions to Each Party's Obligation to
                                Effect the Merger...........................-39-
                  7.02     Conditions to Obligation of Somerset.............-40-
                  7.03     Conditions to Obligation of First Indiana........-41-

Article VIII................................................................-42-
         Termination........................................................-42-
                  8.01     Termination......................................-42-
                  8.02     Effect of Termination and Abandonment............-43-
                  8.03     Termination Fee..................................-43-

Article IX..................................................................-44-
         Miscellaneous......................................................-44-
                  9.01     Survival.........................................-44-
                  9.02     Waiver; Amendment................................-44-
                  9.03     Counterparts.....................................-44-
                  9.04     Governing Law....................................-44-
                  9.05     Expenses.........................................-44-
                  9.06     Notices..........................................-44-
                  9.07     Entire Understanding; No Third
                                Party Beneficiaries.........................-45-

List of Exhibits............................................................-48





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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of April 19, 2000, by and between THE SOMERSET GROUP, INC. ("Somerset") and
FIRST INDIANA CORPORATION ("First Indiana"), each Indiana corporations with their respective headquarters in Indianapolis, Indiana.

                              W I T N E S S E T H :

A. The parties desire to effect the acquisition by First Indiana of Somerset, which shall be accomplished through the merger of Somerset with and into First Indiana Financial Services, Inc. ("Financial Services"), an entity to be organized as an Indiana corporation that will be wholly owned by First Indiana and which will be created solely for the purpose of effecting this merger (the "Merger").

B. The Boards of  Directors of Somerset and First  Indiana,  respectively,  each
have  determined  that  it  is  in  the  best  interests  of  their   respective
corporations and shareholders to effect the Merger.

D. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                    Article I

                       Certain Definitions; Interpretation

1.01 Certain Definitions. The following terms are used in this Agreement with the meanings assigned below:

         (a) "Acquisition Proposal" has the meaning assigned in Section 6.06.

         (b) "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

         (c) "Ancillary Documents" means, when executed and delivered, the Articles of Merger attached hereto as Exhibit A, the Affiliate Agreement attached hereto as Exhibit B, the Opinion of First Indiana's Counsel, Bose McKinney & Evans LLP, attached hereto as Exhibit C, the Opinion of Somerset's Counsel, Barnes & Thornburg, attached hereto as Exhibit D, and the Agreement and Plan of Merger by and between Financial Services and Somerset attached hereto as Exhibit E.

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         (d) "Closing Date" has the meaning assigned in Section 2.03.

         (e) "Code" has the meaning assigned in the recitals to this Agreement.

         (f) "Compensation Plans" has the meaning assigned in Section 5.03(l).

         (g) "Consideration" has the meaning assigned in Section 3.01(a).

         (h) "Consideration Ratio" has the meaning assigned in Section 3.06.

         (i) "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

         (j) "Disclosure Schedule" has the meaning assigned in Section 5.01.

         (k) "DOL" means the United States Department of Labor.

         (l) "Effective Date" means the date on which the Effective Time occurs.

         (m) "Effective Time" means the date and time at which the Merger becomes effective.

         (n) "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

         (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (p) "ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 5.03(l).

         (q) "ERISA Affiliate Plan" has the meaning assigned in Section 5.03(l).

         (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (s) "Exchange Agent" means Harris Trust and Savings Bank or another bank or trust company selected by First Indiana and reasonably acceptable to Somerset to effect the payment of the Consideration pursuant to Section 3.01.

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         (t) "Exchange Fund" has the meaning assigned in Section 3.04(a).

         (u) "Exchange Ratio" has the meaning assigned in Section 3.01(a).

         (v) "Fee" has the meaning assigned in Section 8.03.

         (w) "Financial Services" has the meaning assigned in the recitals to this Agreement.

         (x) "Financial Services Articles" means the Articles of Incorporation of Financial Services.

         (y)  "Financial  Services  By-laws"  means  the  By-laws  of  Financial
         Services.

         (z) "Financial Services Merger Agreement" means the Agreement and Plan of Merger by and between Financial Services and Somerset, a form of which is attached as Exhibit E.

         (aa) "First Indiana" has the meaning assigned in the preamble to this Agreement.

         (bb) "First Indiana Articles" means the Articles of Incorporation of First Indiana.

         (cc) "First Indiana Board" means the First Indiana Board of Directors.

         (dd) "First Indiana By-Laws" means the By-Laws of First Indiana.

         (ee) "First Indiana Common Stock" means the common stock, par value of $.01 per share, of First Indiana.

         (ff) "First Indiana Preferred Stock" means the preferred stock, par value of $.01 per share, of First Indiana.

         (gg)  "First  Indiana's  SEC  Documents"  has the  meaning  assigned in
         Section 5.04(g).

         (hh) "Former Somerset Employees" has the meaning assigned in Section 6.13.

         (ii) "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

         (jj) "Hazardous Substance" means any substance in any concentration that is: (1) listed, classified or regulated pursuant to any
         Environmental   Law;  (2)  any   petroleum   product  or  by-  product,
         asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance which is or may be the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

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         (kk) "Indemnified Person" has the meaning assigned in Section 5.03(l).

         (ll) "IBCL" means the Indiana Business Corporation Law, I.C. 23-1-17-1 et seq.

         (mm) "Insurance Amount" has the meaning assigned in Section 6.10(a).

         (nn) "Insurance Policies" has the meaning assigned in Section 5.03(r).

         (oo) "IRS" means the United States Internal Revenue Service.

         (pp) "KBW" means Keefe, Bruyette & Woods, Inc.

         (qq) "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         (rr) "Loans" means loans, leases, extensions of credit, commitments to extend credit and other assets.

         (ss) "Market Value" has the meaning, in respect of First Indiana Common Stock and the Effective Date, assigned in Section 3.06.

         (tt) "Material Adverse Effect" means, with respect to First Indiana or Somerset, any effect that (1) is both material and adverse to the financial position, results of operations or business of First Indiana and its Subsidiaries taken as a whole, or Somerset and its Subsidiaries taken as a whole, respectively, other than (A) the effects of any change attributable to or resulting from changes in economic conditions, laws, regulations or accounting guidelines (generally accepted accounting principles or otherwise) applicable to depository institutions generally, or in general levels of interest rates, and (B) payments associated with the Merger as contemplated by this Agreement; or (2) would materially impair the ability of either First Indiana or Somerset to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement.

         (uu) "McDonald" means McDonald Investments Inc.

         (vv) "Merger" has the meaning assigned in the recitals to this Agreement.

         (ww) "Multiemployer Plan" means, with respect to any person, a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (xx) "NASDAQ" means The NASDAQ Stock Market.


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         (yy)  "New Certificates" has the meaning assigned in Section 3.04(b).

         (zz)  "Old Certificates" has the meaning assigned in Section 3.04().

         (aaa) "OTS" means the Office of Thrift Supervision.

         (bbb) "PBGC" means the Pension Benefit Guaranty Corporation.

         (ccc) "Pension Plan" has the meaning assigned in Section 5.03(l).

         (ddd)  "Per Share  Cash  Consideration"  has the  meaning  assigned  in
         Section 3.01(a).

         (eee) "Per Share  Stock  Consideration"  has the  meaning  assigned  in
         Section 3.01(a).

         (fff) "Person" means any individual,  bank, savings bank,  corporation,
         partnership,   association,  joint-stock  company,  business  trust  or
         unincorporated organization.

         (ggg) "Previously Disclosed" means, with respect to Somerset or First Indiana, information set forth in such party's Disclosure Schedule.

         (hhh)    "Proxy Statements" has the meaning assigned in Section 6.03.

         (iii)  "Registration  Statement"  has the  meaning  assigned in Section
         6.03.

         (jjj) "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

         (kkk)    "Replacement Option" has the meaning assigned in Section 3.06.

         (lll) "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

         (mmm)    "SEC" means the Securities and Exchange Commission.

         (nnn) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (ooo) "Somerset" has the meaning assigned in the preamble to this Agreement.


                                                        -5-


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         (ppp) "Somerset Affiliate" has the meaning assigned in Section 6.07.

         (qqq) "Somerset Articles" means the Articles of Incorporation of Somerset.

         (rrr) "Somerset Board" means the Board of Directors of Somerset.

         (sss) "Somerset By-Laws" means the By-laws of Somerset, as and if amended.

         (ttt) "Somerset Common Stock" means the common stock, without par value per share, of Somerset.

         (uuu) "Somerset Reports" has the meaning assigned in Section 5.03(i).

         (vvv) "Somerset Stock Option" means each option to purchase shares of Somerset Common Stock which is outstanding under the Somerset Stock Plans on the date as of which this Agreement is made and which remains outstanding as of the Effective Time.

         (www) "Somerset Stock Plans" means the 1986, 1991, and 1998 Stock Incentive Plans and the 1991 Directors Stock Option Plan of The Somerset Group, Inc.

         (xxx) "Somerset's SEC Documents" has the meaning assigned in Section 5.03(g).

         (yyy) "Subsidiary" and "Significant Subsidiary" have the meanings assigned to them in Rule 1-02 of Regulation S-X of the SEC; provided that reference to Subsidiaries of Somerset shall not mean or include First Indiana or any Subsidiaries of First Indiana.

         (zzz) "Superior Proposal" means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of the corporation receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal,
         (1) if accepted, is significantly more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a materially more favorable transaction than the Merger for the applicable corporation and its shareholders and other relevant constituencies.

         (aaaa)  "Surviving  Corporation"  has the  meaning  assigned in Section
         2.01.

         (bbbb) "Taxes" means all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

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         (cccc)   "Tax Returns" has the meaning assigned in Section 5.03(o).

         (dddd)   "TRA" has the meaning assigned in Section 5.03(l).

1.02 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other affiliates, to take appropriate action in connection therewith. References herein to "transaction contemplated by this Agreement" shall be deemed to include a reference to the transactions contemplated by the Ancillary Documents.

                                   Article II

                                   The Merger

2.01 The Merger. At the Effective Time, the business combination contemplated by this Agreement shall occur and in furtherance thereof:

         (a) Structure and Effects of the Merger. Somerset shall merge with and into Financial Services, and the separate corporate existence of Somerset shall thereupon cease. Financial Services shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Indiana, and the separate corporate existence of Financial Services with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the IBCL.

         (b) Articles of Incorporation. The Financial Services Articles as in effect immediately prior to the Effective Time shall continue to be the articles of incorporation of the Surviving Corporation following the Merger, until duly amended in accordance with the terms thereof and the IBCL.

         (c) By-Laws. The Financial Services By-laws as in effect immediately prior to the Effective Time shall continue to be the by-laws of the Surviving Corporation following the Merger, until duly amended in accordance with the terms thereof and the Financial Services Articles.

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         (d) Directors. The directors of Financial Services immediately prior to the Effective Time shall continue to hold such positions following the Merger, and such directors shall hold office until such time as their
         successors   shall  be  duly  elected  and  qualified.   The  directors
         immediately prior to the Effective Time shall be as follows:

                           Robert H. McKinney
                           Marni McKinney
                           Owen B. Melton, Jr.
                           Patrick J. Early.

         (e) Officers. The officers of Financial Services holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation following the Merger. The officers immediately prior to the Effective Time shall be as follows:

                   Patrick J. Early    President and Chief Executive Officer
                   Marni McKinney      Chairman

                   Owen B. Melton, Jr. Secretary and Treasurer

2.02 Reservation of Right to Revise Structure. At First Indiana's election, the Merger may alternatively be structured so that (a) Somerset is merged with and into First Indiana directly, or any direct or indirect wholly owned subsidiary of First Indiana other than Financial Services or (b) any direct or indirect wholly owned subsidiary of First Indiana is merged with and into Somerset; provided, however, that no such change shall (x) alter or change the amount or kind of the Consideration or the treatment of the holders of Somerset Common Stock or Somerset Stock Options, (y) prevent the parties from obtaining the opinions of Barnes & Thornburg and Bose McKinney & Evans LLP referred to in Sections 7.02(d) and 7.03(d), respectively, or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

2.03 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Indiana, of Articles of Merger in accordance with IBCL Section 23-1-40-5, or at such later date and time as may be set forth in such articles, which articles shall be in substantially the same form as that attached hereto as Exhibit A. Subject to the terms of this Agreement, the parties shall cause the Merger to become effective (a) on the date that is the fifth full NASDAQ trading day (the "Closing Date") to occur after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the Effective Date) shall have been satisfied or waived in accordance with the terms of this Agreement, or
(b) on such date as the parties may agree in writing.

2.04 Accounting Treatment. The acquisition of Somerset by First Indiana, as effected by the Merger, will be accounted for under the purchase method of accounting.


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2.05  Treatment of First  Indiana  Common Stock Held by Somerset.  Each share of
First Indiana Common Stock issued, outstanding and held by Somerset immediately prior to the Effective Time shall be cancelled as of the Effective Time and certificates representing such shares shall be delivered by Somerset to First Indiana. Immediately following the Effective Time, all such shares shall be treated as authorized but unissued shares of First Indiana.

                                   Article III

                                  Consideration

3.01     Consideration.

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time:

                  (1) Each share of Somerset Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of Somerset and shares held directly or indirectly by First Indiana, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive, subject to adjustment as set forth in Section 3.05:

                           (A)  1.21  shares  (the  "Exchange  Ratio")  of First
                           Indiana   Common   Stock   (the  "Per   Share   Stock
                           Consideration"), or

                           (B) $24.70, in cash (such sum, the "Per Share Cash Consideration" and together with the Per Share Stock Consideration, the "Consideration"); and

                  provided, that the aggregate number of shares of First Indiana Common Stock that shall be issued in the Merger shall be not less than the product of (a) sixty-five percent (65%), of (b) the Exchange Ratio, times (c) the number of shares of Somerset Common Stock outstanding as of the Effective Time (the "Stock Number").

                  (2) Each share of Somerset Common Stock that, immediately prior to the Effective Time, is held as treasury stock of
                  Somerset or held directly or indirectly by First Indiana, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

         (b) Subject to the allocation procedures set forth in Section 3.01(c), each record holder of Somerset Common Stock will be entitled (1) to elect to receive First Indiana Common Stock for all or some of the shares of Somerset Common Stock ("Stock Election Shares") held by such record holder, (2) to elect to receive cash for all or some of the shares of Somerset Common Stock ("Cash Election Shares") held by such record holder or (3) to indicate that such holder makes no such election for all or some of the shares of Somerset

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



         Common Stock ("No-Election Shares") held by such record holder. All such elections (each, an "Election") shall be made on a form designed for that purpose by First Indiana and reasonably acceptable to Somerset (an "Election Form"). Any shares of Somerset Common Stock with respect to which the record holder thereof shall not, as of the Election
         Deadline (as defined below), have properly submitted to the Exchange Agent (as defined below) a properly completed Election Form shall be deemed to be No-Election Shares. A record holder acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts.

         (c) Not later than the 15th day after the Election Deadline, First Indiana shall cause the Exchange Agent to effect the allocation among the holders of Somerset Common Stock of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger as follows:

                  (1) Number of Stock Elections Less Than Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received as of the Election Deadline) is less than the Stock Number, then

                           (A) all Stock Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration,

                           (B) the Exchange Agent shall allocate pro rata from among the No- Election Shares a sufficient number of No-Election Shares such that the sum of such number and the number of Stock Election Shares shall equal as closely as practicable the Stock Number, and all such selected shares ("Stock- Selected No-Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, provided that if the sum of all No-Election Shares and Stock Election Shares is less than the Stock Number, all No-Election Shares shall be Stock-Selected No-Election Shares,

                           (C) if the sum of Stock Election Shares and No-Election Shares is less than the Stock Number, the Exchange Agent shall allocate pro rata from among the Cash Election Shares a sufficient number of Cash Election Shares such that the sum of such number, plus the number of Stock Election Shares and the number of Stock-Selected No-Election Shares, shall equal as closely as practicable the Stock Number, and all such selected shares ("Converted Cash Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, and

                           (D) the No-Election Shares and Cash Election Shares that are not Stock- Selected No-Election Shares or Converted Cash Election Shares (as the case may be) shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration; or

                  (2) Number of Stock Elections Greater Than or Equal to Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is greater than or equal to the Stock Number, then

                           (A) all Cash Election Shares and No-Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration, and

                           (B) The Stock Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration.

3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, (a) holders of Somerset Common Stock shall cease to be, and shall have no rights as, shareholders of Somerset, other than the right to receive (1) any dividend or other distribution with respect to such Somerset Common Stock with a record date occurring prior to the Effective Time and (2) the consideration provided under this Article III, and (b) holders of Somerset Stock Options shall have no further or continuing right to receive Somerset Common Stock, First Indiana Common Stock or any form of consideration other than the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Somerset or the Surviving Corporation of shares of Somerset Common Stock, and no attempted or purported exercise of Somerset Stock Options shall be effective.

3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of First Indiana Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, First Indiana shall pay to each holder of Somerset Common Stock who otherwise would be entitled to a fractional share of First Indiana Common Stock an amount in cash (without interest) determined by multiplying such fraction by the Per Share Cash Consideration.

3.04     Exchange Procedures.

         (a) Not later than the 20th business day prior to the anticipated Effective Date or such other date as the parties may agree in writing (the "Mailing Date"), First Indiana shall mail an Election Form and a letter of transmittal to each holder of record of Somerset Common Stock. To be effective, an Election Form must be properly completed, signed and actually received by the Exchange Agent not later than 5:00 p.m., Chicago time, on the 20th calendar day after the Mailing Date (the "Election Deadline") or such other time and date as the parties may agree in writing, and in order to be deemed properly completed the Election Form must be accompanied by one or more certificates (the "Old Certificates") (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) representing all shares of Somerset Common Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. First Indiana shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms (and the accompanying certificates and material) have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of First Indiana (or of the Exchange Agent) shall be conclusive and binding. Neither First Indiana nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent and First Indiana shall also make all computations contemplated by Section 3.01 hereof, and, after consultation with Somerset, all such computations shall be conclusive and binding on the former holders of Somerset Common Stock absent manifest error. Shares of Somerset Common Stock covered by an Election Form which is not effective shall be treated as if no Election had been made with respect to such shares of Somerset Common Stock. Once an Election is made it may be amended at any time prior to the Election Deadline, but thereafter it may not be amended or revoked.

         (b) At or prior to the Effective Time, First Indiana shall deposit, or shall cause to be deposited, with the Exchange Agent, certificates representing the shares of First Indiana Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be issued as consideration.

         (c) The Surviving Corporation shall cause the New Certificates into which shares of a shareholder's Somerset Common Stock are converted on the Effective Date and/or any check in respect of any Per Share Cash Consideration, fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery (if not previously delivered) to the Exchange Agent of certificates representing such shares of Somerset Common Stock ("Old Certificates") (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder; provided that New Certificates and/or any such check shall not be issued to any Somerset Affiliate unless and until such Somerset Affiliate has delivered an agreement pursuant to Section 6.07. No interest will be paid on any Consideration that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

         (d) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Somerset Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) No dividends or other distributions on First Indiana Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Somerset Common Stock converted in the Merger into the right to receive shares of such First Indiana Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Indiana Common Stock such holder had the right to receive upon surrender of the Old Certificate.

         (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Somerset for six months after the Effective Time shall be returned to First Indiana. Any shareholders of Somerset who have not theretofore complied with this Article III shall thereafter look only to First Indiana for payment of Per Share Stock Consideration, Per Share Cash Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on First Indiana Common Stock deliverable in respect of each share of Somerset Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

3.05 Anti-Dilution Adjustments. Should First Indiana change (or establish a record date for changing) the number of shares of First Indiana Common Stock issued and outstanding prior to the Effective Date by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding First Indiana Common Stock, and the record date therefor shall be prior to the Effective Date, the Exchange Ratio and the Per Share Cash Consideration shall be proportionately adjusted.

3.06 Stock Options. At the Effective Time, each Somerset Stock Option shall be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under such Somerset Stock Option, a specified number of shares of First Indiana Common Stock, at a specified exercise price per share. In respect of each option or set of identical options outstanding to the same holder, such number shall be determined by multiplying the number of shares of Somerset Common Stock subject to such Somerset Stock Option or set of identical Somerset Stock Options by the Exchange Ratio and rounding such product to the nearest whole number, and such exercise price per share shall be determined by dividing the per share exercise price under such Somerset Stock Option or set of identical Somerset Stock Options by the Exchange Ratio and rounding such quotient to the nearest whole cent. For example, a Somerset Stock Option to purchase 200 shares of Somerset Common Stock at an exercise price of $14.52 per share would be converted into an option to purchase 242 shares of First Indiana Common Stock at an exercise price of $12.00 per share. Notwithstanding the foregoing, each Somerset Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to "incentive stock options," fractional shares will be rounded down to the nearest whole number of shares and where necessary the per share exercise price will be rounded up to the nearest cent. At the Effective Time, First

Indiana shall assume the Somerset Stock Plans; provided, however, that such assumption shall be only in respect of the Replacement Options and that First Indiana shall have no obligation with respect to any awards under the Somerset Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Somerset Stock Plans. At all times after the Effective Time, First Indiana shall reserve for issuance such number of shares of First Indiana Common Stock as are needed to permit the Replacement Options to be exercised in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. First Indiana shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of First Indiana Common Stock subject to the Replacement Options and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

                                   Article IV

                           Actions Pending the Merger

4.01 Forbearances of Somerset. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedule, without the prior written consent of First Indiana, Somerset will not, and will cause each of its Subsidiaries not to:

         (a) Ordinary Course. Conduct the business of Somerset and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

         (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Somerset Common Stock or any Rights with respect to Somerset Common Stock, (2) permit any additional shares of Somerset Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of
         Somerset Common Stock, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, or (5) enter into, or take any action to cause any holders of Somerset Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of Somerset Common Stock to vote any shares of Somerset Common Stock, or cooperate in any formation of any voting trust relating to such shares.

         (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend, other than (1) regular semi-annual cash dividends on Somerset Common Stock paid with record and payment dates consistent with past practice in an amount not to exceed $.11 per share or in the case of such dividends declared after August 31, 2000, $.17 per share and (2) dividends from wholly owned Subsidiaries to Somerset or another wholly owned Subsidiary of Somerset, as applicable (in each case consistent with past practice), on or in respect of, any shares of its capital stock, or declare or make any other distribution on any shares of its capital stock, or split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

         (d) Compensation; Employment Contracts; Etc. Enter into, amend, modify, renew or terminate any employment, consulting, severance or similar Contracts with any directors, officers, or employees of, or independent contractors with respect to, Somerset or its Subsidiaries, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal general increases in salary to individual, non-officer employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law or this Agreement, or
         (3) to satisfy Previously Disclosed Contracts existing on the date hereof.

         (e) Benefit  Plans.  Enter into,  establish,  adopt,  amend,  modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare Contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such Contract, plan or arrangement, in respect of any current or former directors, officers, or employees of, or independent contractors with respect to, Somerset or its Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, as may be required by applicable law or this Agreement, and except, as to any or all such outstanding stock options, an amendment made prior to July 1, 2000, which, subject to such definitions and additional conditions and limitations as Somerset may deem appropriate, and subject to First Indiana's approval of the form and substance of the amendment (which approval shall not be withheld unreasonably), makes the option exercisable immediately, and for a period of up to six months after termination of the optionee's continuous service (but in no event after the expiration of the original life of the option), in the event, at or within 120 days after the Effective Time, the optionee's continuous service as a director or employee, including service with First Indiana and its Subsidiaries after the Merger, (i) terminates automatically by reason of the Merger or (ii) is terminated by the employer (including any direct or indirect successor employer), provided, in a situation to which clause (ii) applies, the employer characterizes such termination as having resulted from the Merger.

         (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties or sell, transfer, pledge, encumber or otherwise dispose of any First Indiana Common Stock held by it as of the date of this Agreement.

         (g) Acquisitions. Except (1) pursuant to Previously Disclosed Contracts existing on the date hereof, (2) for short-term investments for cash management purposes, (3) pursuant to bona fide hedging transactions, or
         (4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, acquire any assets, properties or deposits of another person in any one transaction or a series of related transactions which otherwise would not be permitted by this Section 4.01.

         (h) Governing Documents. Amend the Somerset Articles, Somerset By-laws or the articles of incorporation or by-laws (or similar governing documents) of any of Somerset's Subsidiaries.

         (i) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by Somerset and its Subsidiaries, other than as may be required by generally accepted accounting principles, as concurred with by Somerset's independent auditors.

         (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material Contract or amend or modify in any material respect any of its existing material Contracts.

         (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, that is not material to Somerset and its Subsidiaries, taken as a whole.

         (l) Indebtedness. Without the prior written consent of First Indiana, other than in the ordinary course of business, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, (3) cancel, release, assign or modify any material amount of indebtedness of any other Person, or (4) make any loan or advance to any Subsidiary or any third party.

         (m) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
         Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

         (n) Commitments. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (m) without first obtaining First Indiana's written consent.

4.02 Forbearances of First Indiana. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Somerset, First Indiana will not, and will cause each of its Subsidiaries not to:

         (a) Ordinary Course. Conduct the business of First Indiana and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent herewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

         (b) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
         Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

         (c) Governing Documents. Amend the First Indiana Articles or the First Indiana By-Laws in a manner that would be materially adverse to the holders of First Indiana Common Stock.

         (d) Commitments. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (c) without first obtaining Somerset's consent.

                                    Article V

                         Representations and Warranties

5.01 Disclosure Schedules. On or prior to the date hereof, Somerset has delivered to First Indiana and First Indiana has delivered to Somerset a schedule (respectively, each party's "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either
(a) in response to an express disclosure requirement contained in a provision hereof or (b) as an exception to one or more representations or warranties contained in Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article IV.

5.02 Standard. No representation or warranty of Somerset or First Indiana contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance is not Previously Disclosed.

5.03 Representations and Warranties of Somerset. Except as Previously Disclosed, Somerset hereby represents and warrants to First Indiana:

         (a) Organization, Standing and Authority. Somerset is duly organized, validly existing and in good standing under the laws of the State of Indiana, and is duly qualified to do business and is in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (b) Somerset Stock. As of the date hereof, the authorized capital stock of Somerset consists solely of 4,000,000 shares of Somerset Common Stock, of which 2,807,231 shares are outstanding as of the date hereof. As of the date hereof, 101,984 shares of Somerset Common Stock are held in treasury by Somerset. The outstanding shares of Somerset Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, there are no shares of Somerset Common Stock authorized and reserved for issuance, Somerset does not have any Rights issued or outstanding with respect to Somerset Common Stock, and Somerset does not have any commitment to authorize, issue or sell any Somerset Common Stock or Rights, except pursuant to this Agreement. The Disclosure Schedule sets forth the number of shares of Somerset Common Stock which are issuable and reserved for issuance upon exercise of Somerset Stock Options as of the date hereof and the exercise price of such Somerset Stock Options.

         (c)      Subsidiaries.

                  (1) (A) The Disclosure Schedule sets forth all of Somerset's Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) Somerset owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of Somerset's Subsidiaries are or may become required to be issued (other than to it or its Subsidiaries) by reason of any Rights, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to Somerset's rights to vote or to dispose of such securities (other than to Somerset or its Subsidiaries), and (F) all the equity securities of each such Subsidiary held by Somerset or its Subsidiaries are fully paid and nonassessable and are owned by Somerset or its Subsidiaries free and clear of any Liens.

                  (2) The Disclosure Schedule describes all equity securities and interests in a partnership or joint venture of any kind in which Somerset owns, directly or indirectly, a beneficial interest, and Somerset has provided to First Indiana all material information or agreements pertaining to such interests.

                  (3) Each of Somerset's Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (d) Corporate Power. Somerset and each of its Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets, and Somerset has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         (e) Corporate Authority and Action. Somerset has the requisite corporate power and authority, and has taken all corporate action necessary, in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement, and (B) subject only to receipt of the approval of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Somerset Common Stock, to consummate the Merger. This Agreement and the Ancillary Documents to which Somerset is a party each constitute and/or will constitute the valid and legally binding obligation of Somerset, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (f)      Regulatory Filings; No Defaults.

                  (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Somerset or any of its Subsidiaries in connection with the execution, delivery or performance by Somerset of this Agreement, or to consummate the Merger and the other transactions contemplated hereby, except for (A) the filing with, and declaration of effectiveness by, the SEC of the Registration Statement, (B) the filing of applications and receipt of approval thereof from the OTS with respect to the Merger, (C) the filing of articles of merger with the Secretary of State of the State of Indiana pursuant to the IBCL, (D) the filing of a notice with the NASDAQ with respect to the listing for trading of the shares of First Indiana Common Stock to be issued in the Merger on the National Market System, and (E) such other filings, approvals, consents or waivers as are required under applicable law in connection with the transactions contemplated by this Agreement. As of the date hereof, Somerset is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                  (2) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of Somerset or of any of its Subsidiaries or to which Somerset or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Somerset Articles or the Somerset By-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

         (g)      SEC Documents; Financial Statements.

                  (1) Somerset's Annual Reports on Form 10-K and proxy statements on Form 14-A for the fiscal years ended December 31,1997, 1998 and 1999, quarterly reports on Form 10-Q for the fiscal years ended December 31, 1998 and 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Somerset or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Somerset's SEC Documents") with the SEC, as of the date filed, (A) complied or will comply with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Somerset's SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Somerset and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such of Somerset's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Somerset and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (2) Since December 31, 1999 on a consolidated basis Somerset and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                  (3) Since December 31, 1999 (A) Somerset and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Somerset.

         (h) Litigation. Except as disclosed in Somerset's SEC Documents filed before the date hereof, no litigation, claim or other proceeding before any court, arbitrator or Governmental Authority is pending against Somerset or any of its Subsidiaries and, to Somerset's knowledge, no such litigation, claim or other proceeding has been threatened which would have a Material Adverse Effect with respect to Somerset.

         (i)      Compliance with Laws. Somerset and each of its Subsidiaries:

                  (1) conducts its business in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

                  (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Somerset's knowledge, no suspension or cancellation of any of them is threatened;

                  (3) has received, since December 31, 1997, no notification or communication from any Governmental Authority (A) asserting that Somerset or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Somerset's knowledge, do grounds for any of the foregoing exist), or (C) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on accounting professionals generally);

                  (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority against Somerset, any of its Subsidiaries or any officer, director or employee thereof;

                  (5) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority, or been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation; and

                  (6) since December 31, 1996, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (collectively, the "Somerset Reports"). As of their respective dates, the Somerset Reports complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

         (j) Material Contracts; Defaults. The Disclosure Schedule sets forth a complete and accurate list of the following categories of material Contracts to which Somerset or any of its Subsidiaries is a party:

                  (1) any Contract that (A) is not terminable at will both without cost or other liability to Somerset or any of its Subsidiaries and upon notice of ninety (90) days or less and
                  (B) which provides for fees or other payments by Somerset or its Subsidiaries in excess of $30,000 per annum or in excess of $50,000 for the remaining term of the Contract;

                  (2) any Contract with a term beyond the Effective Time under which Somerset or any of its Subsidiaries created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) in an amount in excess of $30,000;

                  (3) any Contract restricting the conduct of business by Somerset or any of its Subsidiaries;

                  (4) any Contract to which Somerset or any of its Subsidiaries is a party, on the one hand, and under which any affiliate, officer, director, employee, or any person who owns more than 10% of the outstanding Somerset Common Stock or the common stock of any of its Subsidiaries, on the other hand, is a party or beneficiary;

                  (5) any Contract with respect to the employment of, or payment to, any present or former directors, officers, employees or consultants relating to their services as such with Somerset or any Subsidiary; and

                  (6) any Contract involving the purchase or sale of assets with a book value greater than $50,000 entered into since December 31, 1999.

         Neither Somerset nor any of its Subsidiaries nor, to Somerset's knowledge, any other party thereto, is in default under any such Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (k) Properties. Except as disclosed in the financial statements filed in Somerset's SEC Documents on or before the date hereof, Somerset and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent, or Liens held by Somerset or its Subsidiaries) to all of the material properties and assets, tangible or intangible, reflected in such financial statements as being owned by Somerset and its Subsidiaries as of the dates thereof. All buildings and all fixtures, equipment, and other property and assets which are material to its business and are held under leases or subleases by any of Somerset and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles).

         (l)      Employee Benefit Plans.

                  (1) Somerset's Disclosure Schedule contains a complete list of all bonus, vacation, deferred compensation, commission-based compensation, pension, retirement, profit- sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation and stock option plans, all employment or severance contracts, all medical, dental, disability, severance, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by Somerset or any of its Subsidiaries for the benefit of current or former officers, employees or directors or the beneficiaries or dependents of any of the foregoing (collectively, Somerset's "Compensation Plans").

                  (2) With respect to each Compensation Plan, if applicable, Somerset has provided or made available to First Indiana, true and complete copies of existing: (A) Compensation Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) the most recent Form 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments);
                  (G) the most recent determination letter issued by the IRS; and (H) any Form 5310 or Form 5330 filed with the IRS. Each Form 5500, actuarial report and financial statement referred to in the preceding sentence accurately reflects the contributions, liabilities and funding levels of the applicable Compensation Plan.

                  (3) Each of the Compensation Plans has been administered and operated in all material respects in accordance with the terms thereof and with applicable law, including ERISA, the Code and the Securities Act. Neither Somerset, any of its Subsidiaries nor any other person for whom indemnification by Somerset or any of its Subsidiaries could apply ("Indemnified Person") has incurred or is likely to incur fiduciary liability under Part 4 of Title I of ERISA with respect to any Compensation Plan. Each of the Compensation Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
                  Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of IRS Revenue Procedure 93-39), and, except as Previously Disclosed, Somerset is not aware of any circumstances that would likely result in the revocation or denial of any such favorable determination letter. None of Somerset, any of its Subsidiaries or an Indemnified Person has engaged in any transaction or taken any action with respect to any Compensation Plan that has subjected, or could, to Somerset's knowledge, subject Somerset or any of its Subsidiaries or any Indemnified Person to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. There is no pending or, to Somerset's knowledge, threatened litigation or governmental audit, examination or investigation relating to Somerset's Compensation Plans.

                  (4) No liability under Title IV of ERISA (other than premiums to the PBGC) has been or is reasonably expected to be incurred by Somerset or any of its Subsidiaries with respect to any "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA) or Multiemployer Plan currently or formerly maintained or contributed to by any of them, or the single-employer plan or Multiemployer Plan of any entity (an "ERISA Affiliate") which is considered one employer with Somerset under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or any ERISA Affiliate within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Somerset's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Somerset, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any Compensation Plan.

                  (5) All contributions, premiums and payments required to have been made under the terms of any of the Compensation Plans or applicable law have been timely made or reflected in Somerset's SEC Documents and made in accordance with generally accepted accounting principles. Neither any of the Pension Plans nor ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of Somerset, any of its Subsidiaries or any ERISA Affiliate has provided, or is required to provide, security to, nor are there any circumstances requiring, or which can reasonably be expected to result in, the imposition of any lien on the assets of Somerset or any of its Subsidiaries with respect to, any Pension Plan or any ERISA Affiliate Plan pursuant to Section 401(a)(29) or Section 412(n) of the Code or pursuant to ERISA.

                  (6) To Somerset's knowledge, under each Pension Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" attributable to the participant therein of Somerset and its Subsidiaries did not exceed the then current value of the assets of such plan attributable to the participation therein of Somerset and its Subsidiaries. For this purpose, "benefit liabilities" shall be determined in accordance with Section 4001(a)(16) of ERISA on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation.

                  (7) Except as set forth in Somerset's Disclosure Schedule or as required by COBRA, no Compensation Plan provides benefits, including death or medical benefits, with respect to any employees or former employees of Somerset or any of its Subsidiaries (or their spouses, beneficiaries, or dependents) beyond the retirement or other termination of service of any such employee. There has been no communication to employees, former employees or their spouses, beneficiaries or dependents by Somerset or any of its Subsidiaries that promised or guaranteed such employees retiree health or life insurance or other retiree death benefits on a permanent basis or promised or guaranteed that any such benefits could not be modified, eliminated or terminated.

                  (8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby including, without limitation, as a result of any termination of employment prior to, at or following the Effective Time, will (A) result in any increase in compensation or any payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any current or former director, officer or employee of Somerset or any of its Subsidiaries under any Compensation Plan or otherwise from Somerset or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation Plan, or (C) result in any acceleration of the time of payment, funding or vesting of any such benefit.

                  (9) Neither Somerset nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which are not or would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder. None of Somerset, the Surviving Corporation or any of their respective Subsidiaries will be obligated to make a payment as a result, directly or indirectly, of the transactions contemplated by this Agreement that would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                  (10) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to, at or following the Effective Time), neither Somerset nor the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code)in respect of Somerset, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (m) Labor Matters. Neither Somerset nor any of its Subsidiaries is a party to or is bound by any collective bargaining Contract or understanding with a labor union or labor organization, nor is Somerset or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Somerset or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Somerset's knowledge, threatened, nor is Somerset aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

         (n) Environmental Matters. (1) To Somerset's knowledge, Somerset and each of its Subsidiaries has complied in all material respects at all times with applicable Environmental Laws; (2) to Somerset's knowledge, no property (including buildings and any other structures) currently or formerly owned or operated by Somerset or any of its Subsidiaries has been contaminated with, or has had any release of, any Hazardous Substance except as Previously Disclosed; (3) to Somerset's knowledge, neither Somerset nor any of its Subsidiaries would reasonably be expected to be ruled to be the owner or operator under any Environmental Law of any property in which it has currently or formerly held a Lien; (4) to Somerset's knowledge, neither Somerset nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; (5) neither Somerset nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (6) neither Somerset nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (7) to Somerset's knowledge, there are no circumstances or conditions involving Somerset or any of its Subsidiaries or any currently or formerly owned or operated property (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls or gas station sites) that could result in any claims, liability or investigations or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (8) Somerset has delivered to First Indiana copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Somerset, any of its Subsidiaries, any currently or formerly owned or operated property or any property in which Somerset or any of its Subsidiaries has held a Lien.

         (o) Tax Matters. (1) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Date under federal, state, local or any foreign tax laws ("Tax Returns") with respect to Somerset or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired; (2) all Tax Returns filed by Somerset and its Subsidiaries are complete and accurate in all material respects; (3) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns (or, with respect to Tax Returns for which an extension has been timely filed, will be required to be shown as due and payable when such Tax Returns are filed) have been paid or adequate reserves have been established for the payment of such Taxes; (4) no audit or examination or refund litigation with respect to any such Tax Return is pending or, to Somerset's knowledge, has been threatened; (5) all deficiencies asserted or assessments made as a result of any examination of a Tax Return of Somerset or any of its Subsidiaries have been paid in full;
         (6) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Somerset or its Subsidiaries;
         (7) Somerset and its Subsidiaries have never been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return (other than a consolidated group of which Somerset was the common parent); (8) no closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Somerset or any of its Subsidiaries; (9) no tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement; (10) Somerset and its Subsidiaries are not bound by any tax indemnity, tax sharing or tax allocation agreement or arrangement; and (11) Somerset and its Subsidiaries have withheld and paid all Taxes that they are required to withhold from compensation income of their employees.

         (p) Risk Management. All swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Somerset's own account, or for the account of one or more of Somerset's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Somerset or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Somerset nor its Subsidiaries, nor to Somerset's knowledge any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

         (q) Books and Records. The books and records of Somerset and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Somerset and its Subsidiaries.

         (r) Insurance. Somerset's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Somerset or its Subsidiaries ("Insurance Policies"). Somerset and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; Somerset and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

         (s) No Brokers. No action has been taken by Somerset that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by Somerset to McDonald in an amount and on terms Previously Disclosed.

         (t) Disclosure. The information Previously Disclosed or otherwise provided to First Indiana in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to First Indiana hereunder are true and complete.

5.04 Representations and Warranties of First Indiana. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, First Indiana hereby represents and warrants to Somerset as follows:

         (a) Organization, Standing and Authority. First Indiana is duly organized, validly existing and in good standing under the laws of the State of Indiana, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (b)      First Indiana Stock.

                  (1) As of the date hereof, the authorized capital stock of First Indiana consists solely of 33,000,000 shares of First Indiana Common Stock, of which 12,625,856 shares are outstanding, and 2,000,000 shares of First Indiana Preferred Stock, of which no shares are outstanding as of the date hereof. As of the date hereof, except as Previously Disclosed, there are no shares of First Indiana Common Stock authorized and reserved for issuance, First Indiana does not have any Rights issued or outstanding with respect to First Indiana Common Stock, and First Indiana does not have any commitment to authorize, issue or sell any First Indiana Common Stock or Rights, except pursuant to this Agreement. The number of shares of First Indiana Common Stock which are issuable and reserved for issuance upon exercise of First Indiana Stock Options as of the date hereof and the exercise price of such First Indiana Stock Options are Previously Disclosed.

                  (2) The shares of First Indiana Common Stock to be issued as Consideration, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         (c) Subsidiaries. Each of First Indiana's Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

         (d) Corporate Power. First Indiana and each of its Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets; First Indiana has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and as of the Closing Date Financial Services will have the requisite power and authority to execute, perform and deliver its obligations and to consummate the transactions contemplated hereby.

         (e) Corporate Authority and Action. First Indiana has the requisite corporate power and authority, and has taken all corporate action necessary, in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement, and (B) subject only to (i) receipt of the approval by the holders of a majority of the outstanding shares of First Indiana Common Stock of the plan of merger contained in this Agreement and (ii) the registration and issuance of the First Indiana Common Stock to be provided as part of the Consideration, to consummate the Merger. This Agreement and the Ancillary Documents to which First Indiana and/or Financial Services is a party each constitute and/or will constitute the valid and legally binding obligation thereof, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (f)      Regulatory Approvals; No Defaults.

                  (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by First Indiana or any of its Subsidiaries in connection with the execution, delivery or performance by First Indiana or Financial Services of this Agreement, or to consummate the Merger and the other transactions contemplated hereby, except for (A) the filing with, and declaration of effectiveness by, the SEC of the Registration Statement, (B) the filing of applications with and receipt of approval thereof from the OTS, with respect to the Merger, (C) the filing of articles of merger with the Secretary of State of the State of Indiana pursuant to the IBCL, (D) the filing of a notice with the NASDAQ with respect to the listing for trading of the shares of First Indiana Common Stock to be issued in the Merger on the National Market System, and (E) such other filings, approvals, consents or waivers as are required under applicable law in connection with the transactions contemplated by this Agreement. As of the date hereof, First Indiana is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                  (2) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of First Indiana or of any of its Subsidiaries or to which First Indiana or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the First Indiana Articles or the First Indiana By-laws, or as of the Closing Date, constitute a breach or violation of, or a default under, the Financial Services Articles or the Financial Services By-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

         (g)      SEC Documents; Financial Statements.

                  (1) First Indiana's Annual Reports on Form 10-K and proxy statements on Form 14-A for the fiscal years ended December 31, 1997, 1998 and 1999, quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by First Indiana or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "First Indiana's SEC Documents") with the SEC, as of the date filed, (A) complied or will comply with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated
                  therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such First Indiana SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of First Indiana and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such of First Indiana's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of First Indiana and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (2) Since December 31, 1999 on a consolidated basis First Indiana and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                  (3) Since December 31, 1999 (A) First Indiana and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and
                  (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to First Indiana.

         (h) Litigation. Except as disclosed in First Indiana's SEC Documents filed before the date hereof, no litigation, claim or other proceeding before any court, arbitrator or Governmental Authority is pending against First Indiana or any of its Subsidiaries and, to First Indiana's knowledge, no such litigation, claim or other proceeding has been threatened.

         (i) Compliance with Laws. First Indiana and each of its Subsidiaries:

                  (1) conducts its business in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened;

                  (3) has received, since December 31, 1997 no notification or communication from any Governmental Authority (A) asserting that First Indiana or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to First Indiana's knowledge, do any grounds for any of the foregoing exist) or (C) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally); and

                  (4) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority, or been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation.

         (j) No Brokers. No action has been taken by First Indiana that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by First Indiana to KBW.

         (k) Disclosure. The information Previously Disclosed or otherwise provided to Somerset in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to Somerset hereunder are true and complete.

                                   Article VI

                                    Covenants

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Somerset and First Indiana agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as
practicable   and  otherwise  to  enable   consummation   of  the   transactions
contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02 Shareholder Approvals. Each of Somerset and First Indiana agrees to take, in accordance with applicable law, applicable stock exchange rules, and their respective articles of incorporation and by-laws, all action necessary to convene appropriate meetings of their shareholders to consider and vote upon the approval and adoption of this Agreement and the consummation of the actions and transactions contemplated hereby, and to solicit shareholder approval and adoption, as promptly as practicable after the Registration Statement is declared effective. The Somerset Board and the First Indiana Board each is recommending and, unless either board of directors, after having consulted with and considered the advice of outside counsel and its investment banking firm, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with Indiana law, the Somerset Board and First Indiana Board will continue to recommend to the shareholders of Somerset and First Indiana, respectively, that they approve this Agreement and take any other action required to permit consummation of the transactions contemplated hereby. First Indiana agrees to take all action necessary to cause the Board of Directors of Financial Services to approve and have executed the Financial Services Merger Agreement, and First Indiana agrees to approve such agreement and the transactions contemplated thereby in its capacity as sole shareholder of Financial Services.

6.03     Registration Statement.

         (a) First Indiana agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by First Indiana with the SEC in connection with the issuance of First Indiana Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of First Indiana and Somerset constituting a part thereof (the "Proxy Statements") and all related documents). Somerset agrees to cooperate, and to cause its Subsidiaries to cooperate, with First Indiana, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statements; and, provided that Somerset and its Subsidiaries have cooperated as required above, First Indiana agrees to file the Registration Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of Somerset and First Indiana agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. First Indiana also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Somerset agrees to furnish to First Indiana all information concerning Somerset, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

         (b) Each of Somerset and First Indiana agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statements and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the shareholders meetings for the respective corporations, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Somerset and First Indiana further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statements.

         (c) First Indiana agrees to advise Somerset, promptly after First Indiana receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Indiana Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Press Releases. Each of Somerset and First Indiana agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

6.05     Access; Information.

         (a) Each of Somerset and First Indiana agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records
         (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and
         (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each of Somerset and First Indiana agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

         Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 in accordance with that certain Confidentiality Agreement dated as of January 7, 2000 by and between First Indiana and Somerset. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

         (c) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

6.06 Acquisition Proposals. Somerset agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Somerset or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Somerset or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided however, that if Somerset is not otherwise in violation of this Section 6.06, the Somerset Board may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if the Somerset Board, after consultation with its outside counsel and McDonald, determines in good faith that its failure to engage in any such negotiations or discussions would constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Indiana law. Somerset shall promptly (within 24 hours) advise First Indiana following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and advise First Indiana of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statements, Somerset shall deliver to First Indiana a schedule of each person that, to Somerset's knowledge, is or is reasonably likely to be, as of the date of the Somerset shareholders' meeting, deemed to be an "affiliate" of it (each, a "Somerset Affiliate") as that term is used in Rule 145 under the Securities Act. Somerset agrees to use its reasonable best efforts to cause each person who may be deemed to be a Somerset Affiliate to execute and deliver to Somerset and First Indiana on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

6.08 NASDAQ Listing. First Indiana agrees to use its best efforts to list, prior to the Effective Date, on the National Market System of NASDAQ, subject to official notice of issuance, the shares of First Indiana Common Stock to be issued to the holders of Somerset Common Stock in the Merger.

6.09     Regulatory Applications.

         (a) First Indiana and Somerset and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and
         Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of First Indiana and Somerset agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby. Copies of applications and correspondence with such Governmental Authorities promptly shall be provided to the other party.

         (b) Each of First Indiana and Somerset agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

6.10     D & O Indemnification and Insurance.

         (a) For a period of two years from the Effective Time, First Indiana shall use its reasonable best efforts obtain an endorsement to its directors' and officers' liability insurance policy to cover the present and former officers and directors of Somerset or any of its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Somerset; provided however, that if First Indiana is unable to obtain such endorsement, then First Indiana may purchase run-off coverage under Somerset's existing directors' and officers' liability insurance policy for such claims; provided further, that in no event shall First Indiana be required to expend each year during such two-year period more than one and one-half times the current annual amount spent by Somerset (the "Insurance Amount") to maintain or procure its current directors' and officers' liability insurance coverage; provided further, that if First Indiana is unable to maintain or obtain the insurance called for by this Section 6.10(a), First Indiana shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Somerset or any Subsidiary may be required to make application and provide customary representations and warranties to First Indiana's insurance carrier for the purpose of obtaining such insurance.

         (b) For six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of Somerset and its Subsidiaries against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the IBCL and by First Indiana's Articles of Incorporation as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

         (c) If First Indiana shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Indiana shall assume the obligations set forth in this Section 6.10.

6.11 Accountants' Letters. Each of Somerset and First Indiana shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Registration Statement, with the consent of KPMG, LLP, independent auditors, letters of KPMG, LLP dated (a) the date on which the Registration Statement shall become effective and (b) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

6.12 Notification of Certain Matters. Each of Somerset and First Indiana shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.13 Employee Matters. First Indiana agrees that those employees of Somerset or its Subsidiaries who become employees of First Indiana or its Subsidiaries on the Effective Date ("Former Somerset Employees"), while they remain employees of First Indiana or its Subsidiaries after the Effective Date will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by First Indiana to similarly situated employees of First Indiana and its Subsidiaries or to those currently provided by Somerset. At the Effective Time, First Indiana will amend or cause to be amended each employee benefit plan of First Indiana and its Subsidiaries in which Former Somerset Employees are eligible to participate, to the extent necessary, so that as of the Effective time (i) such plans take into account for purposes of eligibility, vesting and benefit accrual, the service of such employees with Somerset and its Subsidiaries as if such service were with First Indiana and its Subsidiaries, to the same extent that such service was credited under a comparable plan of Somerset and its Subsidiaries, (ii) Former Somerset Employees and their dependents who were covered immediately prior to the Effective Time under any medical benefit plan of Somerset are not subject to any waiting periods or pre-existing condition limitations under the comparable medical benefit plans of First Indiana or its Subsidiaries in which they are eligible to participate (other than waiting periods and pre-existing condition limitations no longer or more limiting than those to which they were subject under such medical benefit plan of Somerset) and may commence participation in such plans on the Effective Date, (iii) Former Somerset Employees will retain credit for unused sick leave and vacation pay which has been accrued as of the Effective Time, and (iv) for purposes of determining the entitlement of Former Somerset Employees to sick leave and vacation pay following the Effective Time, the service of such employees with Somerset and its Subsidiaries shall be treated as if such service were with First Indiana and its Subsidiaries. Notwithstanding the foregoing, it is contemplated that Financial Services will not adopt and maintain for its employees the qualified defined benefit pension plan currently maintained by First Indiana and its other Subsidiaries for their respective employees. Further, it is contemplated that Financial Services may cover its employees under the 401(k) and medical benefit plans now maintained by Somerset rather than under the 401(k) and medical benefit plans now maintained by First Indiana and its other Subsidiaries and that such 401(k) plan of Somerset will continue to be in effect until at least January 1, 2001. It is also contemplated that Financial Services may cover its employees under the employee stock purchase plan now maintained by Somerset and that such plan will continue to be in effect until at least January 1, 2001, except that such plan would relate to First Indiana Common Stock instead of Somerset Common Stock. Financial Services will honor the employment agreements of Somerset which have been disclosed to First Indiana in the Disclosure Schedule of Somerset.

                                   Article VII

                    Conditions to Consummation of the Merger

7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of First Indiana and Somerset to consummate the Merger is subject to the fulfillment or written waiver by First Indiana and Somerset prior to the Effective Time of each of the following conditions:

         (a) Shareholder Approval. This Agreement and the actions and transactions contemplated hereby shall have been duly adopted by the affirmative vote of the holders of the requisite number of the outstanding shares of Somerset Common Stock and First Indiana Common Stock entitled to vote thereon in accordance with applicable law, the Somerset Articles and the Somerset By-laws, and the First Indiana Articles and First Indiana By-Laws, as applicable and the actions and transactions contemplated by this Agreement shall have been adopted by the Board of Directors and sole shareholder of Financial Services.

         (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Merger, and for the prevention of any termination of any material right, privilege, license or agreement of either First Indiana or Somerset or their respective

         Subsidiaries, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that First Indiana would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

         (c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Indiana or the Surviving Corporation.

         (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

         (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (f) Blue Sky Approvals. All permits and other authorizations under the federal and state securities laws (other than that referred to in Section 7.01(e)) and other authorizations necessary to consummate the transactions contemplated hereby and to issue the shares of First Indiana Common Stock to be issued in the Merger shall have been received and be in full force and effect.

         (g) Listing. The shares of First Indiana Common Stock to be issued in the Merger shall have been approved for listing on the National Market System of NASDAQ, subject to official notice of issuance.

7.02 Conditions to Obligation of Somerset. The obligation of Somerset to consummate the Merger is also subject to the fulfillment or written waiver by Somerset prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of First Indiana set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and Somerset shall have received a certificate, dated the Effective Date, signed on behalf of First Indiana by a senior executive officer and the Treasurer of First Indiana to such effect.

         (b) Performance of Obligations of First Indiana. First Indiana shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Somerset shall have received a certificate, dated the Effective Date, signed on behalf of First Indiana by the Chairman and the President of First Indiana to such effect.

         (c) Opinion of Counsel. Somerset shall have received an opinion, dated the Effective Date, of Bose McKinney & Evans LLP, counsel to First Indiana, in substantially the same form as that attached hereto as Exhibit C.

         (d) Tax Opinion of Somerset's Counsel. Somerset shall have received an opinion of Barnes & Thornburg, counsel to Somerset, to the effect that
         (1) the Merger  constitutes  a  "reorganization"  within the meaning of
         Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of Somerset to the extent they receive shares of First Indiana Common Stock as Consideration in exchange for shares of Somerset Common Stock.

         (e) Accountants' Letters. Somerset shall have received the letters referred to in Section 6.11 from KPMG, LLP, First Indiana's independent auditors.

         (f) McDonald Fairness Opinion. Somerset shall have received the opinion of McDonald, dated the date of the Proxy Statement (which shall be appended as an exhibit thereto), to the effect that the Consideration to be received in the Merger by the shareholders of Somerset is fair to the shareholders of Somerset from a financial viewpoint.

7.03 Conditions to Obligation of First Indiana. The obligation of First Indiana to consummate the Merger is also subject to the fulfillment or written waiver by First Indiana prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Somerset set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and First Indiana shall have received a certificate, dated the Effective Date, signed on behalf of Somerset by the Chief Executive Officer and the Chief Financial Officer of Somerset to such effect.

         (b) Performance of Obligations of Somerset. Somerset shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and First Indiana shall have received a certificate, dated the Effective Date, signed on behalf of Somerset by the Chief Executive Officer and the Chief Financial Officer of Somerset to such effect.

         (c) Opinion of Counsel. First Indiana shall have received an opinion, dated the Effective Date, of Barnes & Thornburg, Counsel to Somerset, in substantially the same form as that attached hereto as Exhibit D.

         (d) Tax Opinion of First Indiana's Counsel. First Indiana shall have received an opinion of Bose McKinney & Evans LLP, counsel to First
         Indiana, dated the Effective Date, to the effect that the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code.

         (e) Accountants' Letters. First Indiana and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.11from KPMG, LLP, Somerset's independent auditors.

         (f) KBW Fairness Opinion. First Indiana shall have received the opinion of KBW, dated the date of the Proxy Statement (which shall be appended as an exhibit thereto), to the effect that the consideration to be received in the Merger by the shareholders of First Indiana is fair to the shareholders of First Indiana from a financial viewpoint.

                                                   Article VIII

                                                    Termination

8.01 Termination. This Agreement may be terminated and the Merger may be abandoned:

         (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of First Indiana and Somerset, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

         (b) Breach. At any time prior to the Effective Time, by First Indiana or Somerset, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party.

         (c) Delay. At any time prior to the Effective Time, by First Indiana or Somerset, in each case if its Board of Directors so determines by vote of a majority of the members of its entire

         Board, in the event that the Merger is not consummated by December 31, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

         (d) No Approval. By Somerset or First Indiana, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non- appealable action of such Governmental Authority or (2) any shareholder approval contemplated by Section 6.02 herein is not obtained.

         (e) Failure to Recommend, Etc. By either party, if (1) prior to the effectiveness of the Registration Statement, the Board of Directors of the other party shall not have recommended adoption and approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of the other party's shareholders contemplated by Section 7.01(a), the other party's Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the other party (whether in accordance with Section 6.02 or otherwise).

         (f) Acceptance of Superior Proposal. By Somerset, if, without breaching
         Section 6.06, Somerset shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the Somerset Board, after consulting with and considering the written advice of Somerset's outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this Section 8.01(f) shall not be available to Somerset unless it delivers to First Indiana
         (1) written notice of Somerset's intention to terminate at least five days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 8.03.

         (g) Share Price Performance. By Somerset, if the average of the closing prices of First Indiana Common Stock for the thirty (30) trading days ending five (5) trading days before the Effective Time is less than $14.40 per share.

8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

8.03 Termination Fee. If (1) First Indiana terminates this Agreement pursuant to
(i) Section 8.01(e) (at a time when Somerset could not also terminate pursuant to Section 8.01(e)) or (ii) Section 8.01(f), then, within five business days of such termination, Somerset shall pay First Indiana by wire transfer in immediately available funds a fee of One Million Dollars ($1,000,000) (the "Fee"). If Somerset terminates this Agreement pursuant to Section 8.01(e) (at a time when First Indiana could not also do so pursuant to Section 8.01(e), then, within five business days of such termination, First Indiana shall pay the Fee to Somerset by wire transfer in immediately available funds. If Somerset terminates this Agreement solely by reason of the failure of Somerset to receive shareholder approval of the Merger, and if, within twelve months of the date of such termination by Somerset, a change in control of Somerset is consummated, then Somerset shall pay the Fee to First Indiana by wire transfer in immediately available funds. (For purposes of this Section 8.03, a "change in control" shall be deemed to have taken place if: (w) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than Somerset or First Indiana, or a group consisting of Robert H. McKinney and Marni McKinney, or a Subsidiary of Somerset, or a Subsidiary of First Indiana, or any employee benefit plan of Somerset or First Indiana or any of their respective Subsidiaries, is or becomes the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the then-issued and outstanding common stock of Somerset or the combined voting power of the then-outstanding securities of Somerset, whether through a tender offer or otherwise; (x) there occurs any consolidation or merger in which Somerset is not the continuing or surviving corporation (except for a merger in which the holders of Somerset's common and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (y) there occurs any consolidation or merger in which Somerset is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property; or
(z) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Somerset.) Notwithstanding the foregoing, no Fee shall be required to be paid if First Indiana or Somerset terminates this Agreement solely because of the failure of either party to obtain shareholder approval of this Agreement and the actions and transactions contemplated hereby.

                                   Article IX

                                  Miscellaneous

9.01 Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, other than those contained in Sections 6.05(b), 8.02, and 8.03 and in this Article IX, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in Section 6.10 which by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or (b) amended or modified at any time, by an agreement in writing executed by both parties, except that, after approval of the Merger by the shareholders of Somerset, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State.

9.05 Expenses. Subject to Section 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and postage expenses relating to the Somerset stockholder meeting and SEC registration fees shall be shared equally between Somerset and First Indiana.

9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

                           If to Somerset, to:

                           Marni McKinney, Chief Executive Officer
                           The Somerset Group, Inc.
                           2800 First Indiana Plaza
                           135 North Pennsylvania Street
                           Indianapolis, Indiana 46204

                           With a copy to:

                           Claudia V. Swhier, Esq.
                           Barnes & Thornburg
                           11 South Meridian Street
                           Indianapolis, Indiana 46204

                           If to First Indiana, to:

                           Robert H. McKinney, Chairman
                           First Indiana Corporation
                           2800 First Indiana Plaza
                           135 North Pennsylvania Street
                           Indianapolis, Indiana 46204

                           With a copy to:

                           David A. Butcher, Esq.
                           Bose McKinney & Evans LLP
                           2700 First Indiana Plaza
                           135 North Pennsylvania Street
                           Indianapolis, Indiana 46204

9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules and the Exhibits hereto) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.10 hereof (which are intended to be for the benefit of those present and former officers and directors of Somerset and its Subsidiaries affected thereby and may be enforced by such persons), nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE SOMERSET GROUP, INC.                     FIRST INDIANA CORPORATION
("Somerset")                                 ("First Indiana")


By: /s/ Marni McKinney                     By:/s/ Robert H. McKinney
--------------------------------           ---------------------------------
Printed: Marni McKinney                      Printed: Robert H. McKinney
Title:   Chief Executive Officer             Title:   Chairman

         Each of the undersigned directors of Somerset hereby (a) agrees in his capacity as a director to recommend to Somerset's shareholders the approval of this Agreement and the Merger, and (b) agrees in his individual capacity to vote his shares of Somerset common stock that are registered in his personal name (and agrees to use his best efforts to cause all additional shares of Somerset common stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of Somerset with the purpose of avoiding his agreements set forth in the preceding sentence.

         Dated this 19th day of April, 2000.


                                            /s/ Patrick J. Early
                                            ----------------------------------
                                            Patrick J. Early

                                            /s/ William L. Elder
                                            ----------------------------------
                                            William L. Elder

                                            /s/ Douglas W. Huemme
                                            ----------------------------------
                                            Douglas W. Huemme

                                            /s/ Malcolm Archibald Leslie
                                            ----------------------------------
                                            Malcolm Archibald Leslie

                                            /s/ Gary L. Light
                                            ----------------------------------
                                            Gary L. Light

                                            /s/ Kevin K. McKinney
                                            ----------------------------------
                                            Kevin K. McKinney

                                            /s/ Marni McKinney
                                            ----------------------------------
                                            Marni McKinney

                                            /s/ Robert H. McKinney
                                            ----------------------------------
                                            Robert H. McKinney

                                            /s/ Michael L. Smith
                                            ----------------------------------
                                            Michael L. Smith

                                List of Exhibits

Exhibit                      Title

A                 Form of Articles of Merger

B                 Form of Affiliate Agreement

C                 Form of Opinion of First Indiana's Counsel

D                 Form of Opinion of Somerset's Counsel

E                 Form of Financial Services Merger Agreement